DEVELOPMENT AND COOPERATION AGREEMENT

This Development and Cooperation Agreement (“Agreement”) is made and entered into as of the last date of signature hereunder (the “Effective Date”) by and between SONY DADC Austria AG with its principal place of business at Sonystrasse 20, A-5081 Anif, Austria (“SONY”), and Shrink Nanotechnologies, Inc., a corporation having offices at 2038 Corte del Nogal, Suite 110, Carlsbad, CA 92011, United States of America (“SNT”), each a “Party” and together the “Parties”.

R E C I T A L S

A.
SONY develops manufacturing technologies for microstructured polymer devices and microstructured chips, has expertise in recommending design improvements for such devices and chips to improve product performance and / or manufacturability, and manufactures polymer devices for life sciences and in vitro diagnostics.

B.	SNT is a diagnostics company that develops, manufactures, and sells technology including for, without limitation, analysis of biologics using microfluidic systems.

C.
The Parties desire to collaborate on the development of Products (defined below) based upon SNT’s product specifications for use with SNT technology, and services pursuant to the terms and conditions set forth in this Agreement and based on SONY’s design input for manufacturing, manufacturing technologies and capabilities.

D.
Depending upon the success of the development activities hereunder, SNT desires to grant to Sony the first right to enter into a supply agreement, a term sheet for which is attached hereto as Exhibit A   under which Sony will manufacture and sell Products to SNT.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Parties agree as follows:

1.           DEFINITIONS.

1.1           “Affiliate” shall mean, with respect to any legally recognizable entity, any other such entity directly or indirectly Controlling, Controlled by, or under common Control with such entity.  “Control,” as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of more than 50% of voting shares or other interests, by contract, or otherwise.

1.2           “Confidential Information” shall mean the definition given such term in the NDA.

1.3           “Development Plan” means the development plan produced pursuant to Section 2.2 containing the description of the Parties’ collaboration and cooperation efforts to assess the feasibility of applying SONY’s Intellectual Property Rights to the creation of the Products, and to develop, test and manufacture the Products for use in or with one or more of SNT’s current and future products, services, and technologies, and the allocation of responsibilities between the Parties for conducting such feasibility study, developing, testing and manufacturing such Products, being as agreed pursuant to Section 2.2, as the same are amended from time to time pursuant to Sections 2.3 and 2.7, and “Development Work” being work carried out pursuant to the Development Plan or otherwise pursuant to this Agreement.

1.4           “Intellectual Property Rights” means, collectively, worldwide Patents, Trade Secrets, Copyrights, mask work rights, moral rights, trade names, Trademarks, rights in characters, plots and story lines, rights in trade dress and all other intellectual property rights and proprietary rights including, without limitation, rights in know-how and Confidential Information, whether arising under the laws of England or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of any of the foregoing, that with respect to a Party, are owned by such Party or its Affiliate or are licensable by such Party or its Affiliate without incurring costs to un-Affiliated third parties.  “Patents” mean all patent rights and all right, title and interest in all letters patent or equivalent rights and applications for letters patent or rights, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention and other government issued or granted indicia of invention ownership including any reissue, extension, division, reexamination, registration, continuation or continuation-in-part applications throughout the world.  “Trade Secrets” mean all right, title and interest in all trade secrets and trade secret rights arising under the applicable law or the laws of England (to the extent the laws of England recognize a property right in trade secrets) and those of foreign countries.  “Copyrights” mean all copyright rights, and all other literary property and author rights, and all right, title and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world.  “Trademarks” mean all trademark and service mark rights arising under the applicable law or the laws of foreign countries, all right, title and interest in all trademarks, service marks, trademark and service mark applications and registrations and trademark and service mark interests throughout the world.

1.5           “NDA” shall mean the Non-Disclosure Agreement signed by SONY and SNT and effective as of January 25th 2010, as amended herein.

1.6           “Phase” means a phase of the Development Work, each Phase comprising the work described in Section 2.1 and in that part of the Development Plan relevant to such Phase (and in the event of any conflict between the description of such Development Work in Section 2.1 and the description of such Development Work in the Development Plan, the description in the Development Plan shall prevail).

1.7           “Products” means the product(s) to be developed under this Agreement as more particularly defined in the Development Plan and “New Product” means a product which applies substantially the same design which results from the Development Work

1.8           “Scope Change” means any change to the scope of the Development Plan proposed by either Party and agreed by the Parties pursuant to Sections 2.3 and 2.7.

1.9           “Specifications” shall mean the physical properties, dimensions, materials, characteristics, performance characteristics, performance requirements, intended uses, and intended methods of use of the Products, provided to SONY by SNT and set out in the Development Plan or agreed in writing between the Parties.

1.10           “Specification Change” shall mean any change to the Specification(s) for any of the items required by the Development Plan to be developed by either Party and agreed by the Parties pursuant to Section 2.7.

1.11           “Territory” shall mean the world.

Any capitalized term used in this Agreement but not defined in this Section 1 shall have the meaning given that term elsewhere in this Agreement.

Unless otherwise expressly agreed in writing, if there is any conflict between the terms of this Agreement and the terms of any Exhibit / Development Plan and the terms of any Annex thereto, the terms of this Agreement shall have priority, followed by the terms of any Exhibit / Development Plan.

2.           DEVELOPMENT COOPERATION

2.1           Phases. The parties shall consult together and shall diligently and in good faith seek to agree in respect of each Phase the scope of respective contributions, responsibilities and deliverables of the Parties, milestones and payments. The parties shall not unreasonably deny the reasonable extension of the Timescale below.  Unless otherwise agreed in writing, the general objective and timescale of each Phase will be as set out in the following table:

Phase	Objective	Timescale
0
To establish on a provisional basis the:
o content of the Development Plan;
o technical needs and objectives of SNT and the Products;
o resources to be applied by each Party during each Phase; and
o preliminary indicative cost estimate of the Development Work (including without limitation a statement of the probable maximum amount of development costs to be incurred by SONY during the course of the Agreement, for the purposes of clause 7.2) together with any milestone payments agreed to be appropriate taking into account such indicative cost estimate;
o potential commercial viability and potential for commercial exploitation of the Products. SNT shall, at its own cost, conduct market research, (or engage a company on its behalf), in relation to the Products. The main purpose of such research is to ascertain the estimated value of the Products on the market and to produce a corresponding marketing plan. SNT shall provide to SONY a copy of the marketing plan at the end of this Phase 0. Sony shall be entitled during Phase 0 to monthly updates from SNT on progress made.

3 months
1a
To conduct risk-optimised prototyping for development and evaluation purposes to include:
o establishing the key design features of the Products and initial technical specifications;
o refining the scope and cost of the Development Work and finalizing the Development Plan;
o producing a proof of concept prototype of the Products; and
o producing a good faith estimate of the supply cost of the Products.

3 months from completion of Phase 0
1b
Optimization of prototyping concept to include:
o supply by SONY of manufacturing prototypes of the Products;
o testing at SNT premises and joint review of manufacturing prototypes;
o agreement as to financial commitments of parties towards productisation of Products;
o review of progress of Development Work against Development Plan;
o optimization of designs and materials for productisation of Products and further refinement of specifications;
o refinement of good faith estimate of the supply cost of the Products; and
o diligent negotiation by the parties in good faith of the terms of a supply agreement pursuant to which SONY will supply the Products to SNT, save as to final specification and price of Products; the basis of such supply agreement shall be as set out in the term sheet forming Exhibit A and as set out in Section 4.3 (herein referred to as the “Supply Agreement”).

1 month from completion of Phase 1a
2
Productisation of Products to include:
o further industrialization and related design and process modifications for full scaleable and cost effective production of Products for commercial use;
o finalisation of the Specifications.

6-9 months from completion of Phase 1b
3
Finalisation of the Supply Agreement by:
o diligent negotiation in good faith of the final price of the Products;
o insertion in the Supply Agreement of the final Specification produced at Phase 2; and
o signature of the Supply Agreement.
1 month from completion of Phase 2

2.2            Development Plan.  The Development Plan shall state in outline the intentions and plans of the Parties with regard to the development of the Products and the markets and purposes to be addressed by such Products and in particular but without limitation shall specify:

(i)
the scope of the Development Plan and the Development Work (and if there is any conflict between the scope of the Development Plan as described in Section 2.1, the terms of the Development Plan shall prevail);

(ii)	the definition of the Products;
(iii)	the proportions in which the Parties shall bear the costs of the Development Work;
(iv)
the manner in which each Phase of the Development Plan will be managed, including the anticipated time for completion of each Phase (and if there is any conflict between the timescales in Section 2.1 and those in the Development Plan, those in the Development Plan shall prevail);

(v)	the Specifications for Phase 1 of that Development Plan; and
(vi)	any other matters relevant to such Development Plan.

2.3           Joint Development.  Each Party shall in good faith cooperate with the other Party to fulfill its respective obligations in accordance with the Development Plan. Each Party shall use commercially reasonable efforts to achieve the objectives set forth in the Development Plan but, subject to using such efforts, neither Party shall be responsible for any failure to achieve those objectives. The Development Plan may be amended from time to time throughout the Term upon mutual written agreement of the Parties. All time periods stated in Section 2.1 or in the Development Plan for completion of any phase or for production or delivery of any item are estimates only, which the relevant Party will endeavour, using commercially reasonable efforts, to achieve but is not committed to achieve.

2.4              Cooperation.  Each Party shall provide such information and assistance to the other Party as the other Party may reasonably request to accomplish its development and integration obligations pursuant to this Section 2.

2.5           Onsite Requirements.  In the event that the Parties mutually determine that it is desirable to have SNT’s or SONY engineers onsite to each other’s premises on a temporary basis, the hosting Party shall provide assistance in locating office space on or near the relevant premises in connection with the development activities described in this Agreement.  Employees shall abide by all rules, regulations, and security measures (including confidentiality obligations) while present at the hosting Party’s premises.

2.6           Costs.  Subject to Section 2.12 and Section 2.7, the costs of each Phase (including the costs of the Parties in carrying out their respective obligations under Sections 2.4 and 2.5) shall be borne by the Parties in the proportions set out in the Development Plan. Before commencing any Development Work under a Phase, SONY shall provide SNT with a good faith estimate of the cost of the Development Work for each such Phase, and shall send to SNT monthly reports detailing the cost of the Development Work incurred by SONY during such month in performing each such Phase, so that SNT may monitor such costs.  Such costs as reported by SONY to SNT hereunder shall be the basis for SNT meeting any repayment obligations under Section 2.12.

2.7           Changes in Specification / Scope.  The following shall apply in respect of Specification Changes and in respect of any Scope Change:

(a)             Change Proposals by SNT:  SNT may at any time or times propose to SONY in writing a Specification Change or a Scope Change and any such change notice shall specify in reasonable detail the change required and the reasons and objectives for it; within thirty (30) days from receiving from SNT any such change notice, SONY shall respond to it in writing by stating whether or not the change is acceptable and if acceptable, the estimated cost, if any, of any additional Development Work required to be undertaken by SONY to give effect to or take account of such change and any other consequences for the Development Plan of adopting the proposed change;

(b)             Change Proposal by SONY:  SONY may at any time or times propose to SNT a Specification Change or a Scope Change and any such change notice shall specify in reasonable detail the change proposed, the reasons and objectives for it, the estimated cost, if any, of any additional Development Work required to be undertaken by SONY to give effect to or take account of such change and any other consequences for the Development Plan of adopting the proposed change; within thirty (30) days from receipt of any such change notice SNT shall reply in writing to any such change notice stating whether or not it is acceptable;

(c)             Cost of Changes: Unless otherwise agreed in writing, the cost of any Development Work required to be performed by SONY in order to give effect to or take account of any agreed change requested by a Party shall be borne by the Party which has requested the change.  For the avoidance of doubt, SNT shall only be responsible for costs that arise out of a SNT change request pursuant to paragraph (a) of this Section 2.7, and SONY shall only be responsible for costs that arise out of a SONY change request pursuant to paragraph (b) of this Section 2.7.

(d)             Consultation:  If either Party serves a change notice pursuant to this Section 2.6 and the same is not accepted by the other Party, the Parties shall consult together with regard to the proposed change and seek in good faith to agree the best means of meeting the reasons and objectives for the proposed change and other implications of the change for each Party; upon reaching agreement upon the change and its said implications the Parties shall sign a memorandum confirming such agreement and specifying the Specification Change and / or the Scope Change;

(e)             Adoption of Changes:                                          Any Specification Change or Scope Change proposed shall be adopted only when it has been agreed between the Parties, either by written notice given by the recipient of the proposal pursuant to paragraphs (a) or (b) above or by signature of a memorandum following consultation pursuant to paragraph (d) above; until such written agreement is reached the change shall not be implemented.

2.8           Phase Completion.  Each Phase shall be complete upon delivery by SONY to SNT of the items required to be produced by SONY in the relevant Phase and so long as the items meet in all material respects the Specifications and other requirements for such item for Phase exit as shown in the Development Plan, including without limitation, any requirements regarding product performance, manufacturability and cost of manufacture. SONY shall notify SNT in writing when it considers a Phase to be complete and shall invite SNT to attend a review of that Phase at which SONY shall demonstrate achievement by that Phase of the requirements required for its completion by the provisions of the Development Plan and the Parties shall each sign a Phase Completion Certificate in the form set out in Exhibits B, C, D, E and F, as appropriate. Each Party shall act promptly and in good faith in respect of tests confirming completion of a Phase.

2.9           Review of Phases .  Upon delivery by SONY to SNT of the deliverable items in each Phase, the Parties agree to conduct a joint review of the deliverables with respect to:
(a)           completeness of  activities in the relevant Phase;
(b)           quality of activities in the relevant Phase;
(c)           completion according to schedule for the relevant Phase; and
(d)           impact of the deliverables on the next Phase.

2.10            Phase 0.  Within ten (10) days of successful completion of Phase 0, either Party may by notice in writing to the other terminate this Agreement without liability save as to clause 8 (Confidentiality) and payment by each Party of any contributions specified in that part of the Development Plan relating to Phase 0 as being the responsibility of that Party.

2.11           Phase 1b.  Upon successful completion of Phase 1b as set forth in Section 2.1 and the Development Plan SNT shall and hereby does grant to SONY the exclusive right for a period of sixty (60) days (the “Negotiation Period”) to negotiate with SNT in good faith and in timely fashion for the exclusive rights to further develop and supply to SNT the Products having specifications the same as or substantially similar to the Specifications resulting from Phase 1b of the Development Plan.

For the avoidance of doubt, (i) the foregoing right of negotiation for SONY’s appointment as exclusive developer or exclusive supplier of Products to SNT shall apply only to the Products that are the subject of the Development Plan (and any Products with the same or substantially similar specifications) and not to any instrumentation or other product developed or sold by SNT, and (ii) if SONY and SNT are unable to enter into a written agreement with mutually agreeable terms for the exclusive development and/or supply of the applicable Product, including the rights and responsibilities under Phase 2, by the expiration of the Negotiation Period, then neither Party shall have any liability to the other Party with respect to such Product save as to clause 8 (Confidentiality) and payment by each Party of any contributions specified in that part of the Development Plan relating to Phase 1b as being the responsibility of that Party.

2.12           Commercialisation.  Within a reasonable period from completion of Phase 2 (not being more than six (6) months) SNT shall decide and inform SONY in writing if it intends to commercialise  a Product which applies substantially the same design which results from the Development Work determined pursuant to Phase 0 (the “New Product”) and the following shall apply:
(a)           if within six (6) months from completion of Phase 2 SNT has not confirmed to SONY that it will commercialise the New Product or if within twelve (12) months from completion of Phase 2 it has not marketed the first New Product (unless such failure to market is due to a Force Majeure Event (meaning an event over which SNT has no reasonable control, as further defined in Section 10.2, or any acts or omissions of SONY in breach of this Agreement), SNT will pay to SONY the full amount of the reasonable, documented development costs incurred by SONY in the Development Work during Phases 0, 1a, 1b and 2, not to exceed [                      ] United States Dollars (US$ XXX,XXX1).   Notwithstanding the foregoing, the six (6) month or twelve (12) month period, as the case may be, may be extended by SNT without approval from SONY, if such extension of time is needed due to a Force Majeure Event or any acts or omissions of SONY in breach of this Agreement;

(b)           if SNT commercialises the New Product and the Parties have not entered into a Supply Agreement as contemplated by Section 2.1, such that any New Product is being manufactured and supplied by a third party to SNT, SNT will pay to SONY the full amount of the reasonable, documented development costs incurred by SONY in the Development Work during Phase 1 and 2 which have not then already been paid to it by SNT, not to exceed in the aggregate [                   ] United States Dollars (US$XXX,XXX2).

2.13           Non-feasibility of Development Work.  If SONY in its discretion decides at any time that it is not practical or it is not viable to carry out successfully either (i) all; or (ii) any part  of the Development Work, other than a fundamental element or substantial portion of the Development Work without which the remainder of the Development Work is likely to fail, it may by written notice to SNT terminate (in the case of section 2.13(i) above) the entire Development Plan or (in the case of section 2.13(ii) above) that part of the Development Plan relating to that Development Work.  If SONY gives either such notice the Parties shall have no further liability under this Agreement in respect of the Development Work in question save pursuant to Sections 4 and 8 and save that SONY shall deliver to SNT the Specifications for that Development Work provided to SONY by SNT, and in the event of service of notice pursuant to section 2.13(ii) above, this Agreement shall remain in full force and effect in respect of the remainder of the Development Work.  Each Party shall bear its own costs in relation to the Development Work the subject of any such notice and SONY shall not be entitled to payment for the same. SONY may, as an alternative to giving notice pursuant to section 2.13(ii) above, engage a third party to provide services if without such services it would not be practical or viable for SONY to carry out any part of the Development Work (other than a fundamental element or substantial portion of the Development Work without which the remainder of the Development Work is likely to fail).

3.           LICENSE GRANTS.

3.1           Integration.  During the term of this Agreement, SNT grants SONY a limited, non-transferable, non-assignable, non-exclusive, royalty-free, fully paid-up license under SNT’s Intellectual Property Rights to the extent necessary for SONY on its premises to create the Products for SNT under this Agreement solely for the limited purposes of developing and manufacturing the Products, testing the proper operation of such Products, and otherwise for the purposes of this Agreement, all according to SONY’s obligations under this Agreement. SONY may grant sublicenses under the license granted to it in this section 3.1 only to its subcontractors for the purpose of carrying out on the sub-contractor’s premises work required of SONY under this Agreement, provided that (i) each such sublicensee is subject to similar obligations as SONY under this Agreement with respect to Inventions (including Joint Inventions), Intellectual Property Rights and confidentiality, and (ii) SONY is fully responsible and liable for the acts and omissions of each such sublicensee.

3.2           Demonstration.  If from time to time requested in writing by SONY, SNT shall not unreasonably refuse to grant to SONY permission, under terms to be mutually agreed upon in writing by the Parties at such time, to use on SONY’s premises a reasonable number of Products (or parts thereof) produced by SONY necessary to publicly display the Products to third party customers whereby SNT shall explicitly declare that SONY manufactured the Products. Such display shall be only of the complete physical Products, as approved by both Parties, and shall not include any disclosure of trade secrets or know-how regarding the manner of production of the Products.

3.3           Reservation of Rights.  Subject to the remaining express provisions of this Agreement, each Party hereby reserves any and all rights and licenses not explicitly granted to the other Party under this Agreement.

4.           OWNERSHIP OF INTELLECTUAL PROPERTY; USE RESTRICTIONS; DEVELOPMENT RESTRICIONS.

4.1           Preexisting Intellectual Property.  All Intellectual Property Rights existing as of the Effective Date or which a Party or its Affiliate generates or acquires independently of this Agreement and without use of Intellectual Property or Confidential Information of the other Party or Affiliates of the other Party shall remain the sole and exclusive property of the Party or its Affiliate owning or otherwise rightfully in possession of such Intellectual Property Rights.  SONY’s pre-existing and independently generated or acquired Intellectual Property Rights are collectively referred to as “SONY Background IP”.  SNT’s pre-existing and independently generated or acquired Intellectual Property Rights are collectively referred to as “SNT Background IP”. Any Background IP of a Party is Confidential Information of such Party.

4.2           Solely Owned Developed Intellectual Property.  Subject to Sections 4.1 and 4.3, any and all ideas, inventions, discoveries, developments and improvements, whether or not patentable or registrable or otherwise protectable (collectively, “Inventions”) and related Intellectual Property Rights that are developed, created, conceived, originated or invented or reduced to practice on or after the Effective Date by either Party during and pursuant to this Agreement (the “Developed IP”) , shall be solely as follows: (a) all Developed IP that relates to SNT Background IP shall be solely owned by SNT, and (b) all Developed IP that relates to the SONY Background IP (including without limitation general improvements to its manufacturing processes, but excluding the content of clause (a) above)), shall be solely owned by SONY, and (c) all other Developed IP shall be owned by the Party developing, creating, conceiving, originating or inventing such Developed IP.

4.3           Enforcement of Intellectual Property.  The Supply Agreement to be entered into by the Parties pursuant to Section 2.1 shall contain an agreement by SONY not to enforce any SONY Background IP or Developed IP generated by it pursuant to this Agreement (i.e., a covenant not to sue) against SNT or a third party which is supplying Product or New Product to SNT in place of SONY following termination of the Supply Agreement by reason of material default by SONY but in each case only in respect of Product or New Product which, but for such default by SONY and termination, would have been supplied by SONY and in any event only during the remainder of the term certain of the Supply Agreement during which it would have continued but for such termination (and not otherwise and only upon terms that reasonably protect SONY’s interest in such Intellectual Property Rights).

4.4           No Implied Rights or Licenses; Jointly-Owned Developed Intellectual Property. Subject to its express provisions, nothing in this Section 4 shall be deemed a license or transfer of any Intellectual Property Rights held by a Party to the other Party that has developed, created, conceived, originated or invented or reduced to practice such Inventions or Intellectual Property Rights on or after the Effective Date, including, without any limitation, any right to develop derivative works of such Inventions or Intellectual Property Rights. Although the Parties do not expect any Inventions or Intellectual Property Rights to be developed jointly, in the event the Parties (or their employees, agents, contractors or sublicensees) jointly develop, create, conceive, originate or invent or reduce to practice any Inventions (“Joint Inventions”) and related Intellectual Property Rights on or after the Effective Date during and pursuant to this Agreement, such Joint Inventions and Intellectual Property Rights shall vest in the Parties jointly, such that each Party shall have an undivided one half interest therein, and either Party shall have the right to license its joint interest without the written consent of, and without a duty of accounting to, the other Party.

4.5           Ownership and Use of Specifications and Deliverables.  SONY acknowledges that the Specifications are being provided to SONY by SNT for the purpose of SONY developing a device to be manufactured by SONY for SNT and purchased, used, and sold (including having third parties purchase, use, and sell) by SNT.  SONY agrees that the Specifications are the Confidential Information of SNT and are solely owned by SNT.  The Parties agree that the Specifications are likely to evolve and be revised over the course of the activities under this Agreement as well as during any manufacture and supply relationship that may follow this Agreement.  For purposes of this Section 4.5, Specifications shall refer to the Specifications in existence as of the Effective Date as well as the Specifications as may be revised thereafter pursuant to the activities of the Parties.  Accordingly, SONY acknowledges and agrees that, subject to the express terms of the Supply Agreement entered into pursuant to Section 2.10(b), SNT is free to utilize and reproduce, modify, display, distribute and otherwise commercially exploit the Specifications, for any purpose without any restrictions by SONY or any obligation of payment owed to SONY (other than payment obligations incurred under this Agreement).  For the avoidance of doubt, SNT is not seeking nor shall this Section 4.5 be interpreted in a manner as to convey to SNT any rights, licenses, or privileges in any SONY Background IP or any Intellectual Property Rights to be owned solely by SONY after the Effective Date, except as expressly provided in Sections 4.3 and 4.4, save for any Copyright of SONY included in the Specifications, it being understood and agreed that the Specifications are solely owned by and the Confidential Information of SNT. In particular, except as expressly provided in Sections 4.3 and 4.4, SNT is not seeking nor shall this Section 4.5 be interpreted in a manner as to convey to SNT any rights, licenses, or privileges in any of SONY’s manufacturing technologies or processes that may be used in the development and manufacture of any item under this Agreement.  Notwithstanding the foregoing or anything to the contrary herein, all feasibility studies made by SNT as a result of the Development Work shall be solely owned by SNT and the Confidential Information of SNT, and all feasibility studies made by SONY as a result of the Development Work shall be solely owned by SONY and the Confidential Information of SONY. All tooling and other items required or used in order to make any prototypes shall be and remain the absolute property of SONY.

5.           REPRESENTATIONS AND WARRANTIES AND COVENANTS.

5.1           The Parties represent and warrant that at all times during the Term: (i) The Parties have and shall have all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby; (ii) have all rights necessary or appropriate to grant to the other Party the rights granted herein; (iii) are not presently under, nor will enter into in the future, any agreement, commitment, understanding or other obligation, whether written or oral, which is inconsistent or in conflict with this Agreement or would in any way or to any extent prevent, limit, or otherwise impair the performance by the Parties of any of their obligations under this Agreement.

5.2           SONY further represents and warrants that (i) it will perform its obligations hereunder in accordance with the Development Plan and all applicable laws, rules and regulations and industry standards, and (ii) the Products will be free and clear of all claims, liens, encumbrances and security interests.

5.3           SONY shall not, directly or indirectly, itself or through any third party including any Affiliate, manufacture or supply Products or New Products other than for SNT or its designees, or use, offer for sale, sell, import, export or otherwise develop or commercially exploit Products or New Products other than pursuant to this Agreement or a Supply Agreement with SNT. For the avoidance of doubt this Section 5.3 applies only to Products or New Products having the specifications developed pursuant to this Agreement or which applies substantially the same design which results from the Development Work based on SNT Background, and does not in any way restrict SONY or any Affiliate of SONY manufacturing or supplying any product which has not been specifically developed as a Product or New Product pursuant to this Agreement for SNT.

6.           INDEMNIFICATION

6.1           The Parties shall defend and indemnify each other, their  Affiliates and each of their respective officers, directors, employees, representatives, licensees, and agents, successors and assigns (“Indemnitees”), from and against any and all losses, damages and expenses, and shall pay the costs of such defense (including litigation and investigation costs), regardless of outcome and including the amount adjudged or agreed to be payable under any judgment or settlement and attorneys fees, from and against and in respect of any and all claims, allegations, suits, actions, investigations, inquiries, charges, demands, or other proceedings of whatever nature or kind, whether formal or informal, brought by any un-Affiliated third party (each a “Claim”) against any Indemnitee, to the extent arising out of or related to Claims that, if true, would (i) (in the case of SNT) mean that Specifications infringe upon or violate any Intellectual Property Rights of any third party, but then only to the extent that such infringement or violation results from SNT providing specifications or design requirements that would result in the Specifications infringing such Intellectual Property Rights or (ii) (in the case of SONY) mean that SONY’s Development Works (including their application in Products and New Products and including any manufacturing methods or processes) infringe upon or violate any Intellectual Property Rights of any third party.

6.2           Procedures.

6.2.1           Settlement.  Each Party agrees that it may not, without the other’s prior written consent, enter into any settlement or compromise of any Claim that results in any admission of liability or wrongdoing on the part of the other Party or its Affiliates, nor shall an Indemnitee enter into any settlement or compromise of any Claim without the prior written consent of the indemnifying Party.

6.2.2           Control.  The indemnifying Party has the sole right to control the defense and settlement of any Claim for which it is providing indemnification hereunder provided that it obtains the prior written approval of the indemnified Party (not to be unreasonably withheld or delayed) to any settlement, admission or other action or omission in respect of such Claim which in the absence of the indemnity at section 6.1 would expose the indemnified Party to significant liability, cost or expense (and if the indemnified Party has reasonable grounds to consider that the indemnifying Party either (i) has not obtained such approval on any occasion or (ii) does not have sufficient resources to manage the Claim or to satisfy its liability to the indemnified Party pursuant to section 6.1 then the indemnified Party may by notice in writing to the indemnifying Party take control of the defence and settlement of such Claim and the indemnifying Party shall provide such information and assistance to the indemnified Party in this respect as the indemnified Party reasonably requires).  Nevertheless, the Indemnitee may at its own expense participate (by itself and/or through any counsel of its choosing) in the defense of any such Claim.  In any event, the Party being indemnified shall provide such assistance and information to the indemnifying Party, at the indemnifying Party’s cost and as the indemnifying Party may reasonably request, in the defense of any Claim.

6.2.3           Notice.  Each Party shall notify the other promptly if such Party becomes aware of any actual or potential Claims that could affect either Party’s ability to fully perform its duties or to exercise its rights under this Agreement.  In any event, an Indemnitee shall notify the other Party promptly if such Indemnitee seeks to be indemnified under this Section 6.

6.3           Entire Liability.  The obligations of this Section 6 shall be the entire liability of each Party to the other Party with respect to Claims governed by this Section.

7.           LIMITATION OF LIABILITY.

7.1           Warranty Disclaimer.  EXCEPT AS SET FORTH IN SECTION 5, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES OF TITLE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY, WITH RESPECT TO ITS CONFIDENTIAL INFORMATION AND/OR DEVELOPMENT WORKS PROVIDED UNDER THIS AGREEMENT.

7.2           Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL, EXEMPLARY OR OTHER SIMILAR DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, LOSS OF USE AND THE LIKE, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE OTHER PARTIES’ CONFIDENTIAL INFORMATION AND/OR DEVELOPMENT WORKS, EVEN IF THE DISCLOSING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS, EXCLUSIONS AND DISCLAIMERS SET FORTH IN THIS SECTION 7 APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.  NOTWITHSTANDING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT DETERMINED AND STATED IN WRITING AS AT THE CONCLUSION OF PHASE 0 TO BE THE PROBABLE MAXIMUM AMOUNT OF DEVELOPMENT COSTS TO BE INCURRED BY SONY  UNDER THIS AGREEMENT.

7.3           Failure to Achieve.  SONY shall diligently seek to comply with its obligations under Section 2.2 but subject thereto shall have no liability if it fails to complete successfully all or any of the phases of the work required by the Development Plan.

8.           CONFIDENTIALITY.  The terms and conditions of the NDA are hereby incorporated into this Agreement by reference; provided that, the Term of the NDA as set forth in Section 2 of the NDA is hereby extended solely for purposes of this Agreement to be concurrent with the Term of this Agreement. The disclosure by either Party of Confidential Information related to this Agreement shall be governed by the NDA. The existence and terms and conditions of this Agreement are the Confidential Information of both Parties pursuant to the NDA.  The Parties agree that the term and conditions of the NDA, as incorporated into this Agreement, shall be interpreted in a manner to be consistent with the purpose of this Agreement (e.g., the development of Products).  Notwithstanding the foregoing, the Parties agree that the NDA is hereby amended as follows:

8.1           The following sentences are hereby added to the end of Section 8:  “Company may disclose the existence and terms and conditions of this Agreement and Confidential Information of SONY DADC to Company’s actual and potential investors, licensees and acquirers, provided that such persons and entities are advised of the confidential nature of such information.  Company may also disclose Confidential Information of SONY DADC to the extent necessary to file for and obtain Intellectual Property Rights.  Neither Party may use any Confidential Information of the other Party to apply for or secure Intellectual Property Rights, except to the extent expressly provided for in this Agreement.”

8.2           The following sentence is hereby added to the end of Section 9:  “Compelled disclosure under subparagraph (v) of this Section 9 shall not change or diminish the confidential nature of the Confidential Information disclosed, or the ongoing confidentiality obligations of the receiving Party compelled to make sure disclosure with respect to such Confidential Information.”

8.3           The following sentence is hereby added to the beginning of Section 10:  “The parties’ rights and obligations under this Section 10 shall be subject to any inconsistent or conflicting provisions of any Development and Cooperation Agreement entered into between the parties.”

8.4           The following words are hereby added to the first sentence of Section 10:  “…including any copies and derivations thereof.”  The following words are hereby added to the end of Section 10:  “…and in order for a party to monitor its ongoing obligations hereunder.”

9.           TERM.

9.1           Term. The term of this Agreement will commence on the Effective Date and will extend for an initial term of two (2) years.  Thereafter, this Agreement shall automatically renew for subsequent periods of one (1) year each (the initial term and subsequent terms are referred to as the “Term”), unless sooner terminated in accordance with Section 9.2 below

9.2           Termination. Either Party will be entitled to terminate this Agreement upon the occurrence of any of the following events:

(a)            either Party materially breaches this Agreement, which breach is not cured within thirty (30) days after written notice thereof from the non-breaching Party;

(b)            the insolvency of a Party hereto, or the commencement by or against a Party hereto of any case or proceeding under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of debtors, or the appointment of any receiver, trustee or assignee to take possession of the properties of a Party hereto, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within thirty (30) days from the date of said commencement or appointment;

(c)            assignment by a Party of this Agreement or its obligations under this Agreement contrary to the terms of this Agreement without the other Party’s written approval;

(d)            the Parties mutually agree in writing to terminate the Agreement;

(e)           a Party providing no less than ninety (90) days written notice of its election to terminate except that this subsection (e) may not be exercised during the first year of this Agreement.

9.3           Effect of Termination.  If this Agreement is terminated pursuant to any of Sections 9.2(a) to (c), the Development Plan shall terminate automatically on the same date and all Development Work shall automatically cease unless otherwise agreed in writing. If this Agreement is terminated pursuant to either of Sections 9.2(d) or (e), the Development Plan, to the extent that it is not completed at the date of termination of this Agreement shall continue in accordance with its terms, unless otherwise agreed in writing (and all provisions of this Agreement relevant to the Development Plan shall survive termination until the completion of  the Development Plan).  Upon any termination or expiration of this Agreement, SONY shall deliver to SNT all Specifications.

9.4           Survival of Terms.  Sections 1, 2.10, 4, 5, 6, 7, 8, 9, and 10 shall survive termination or expiration of this Agreement for any reason.

10.           GENERAL PROVISIONS.

10.1           Notices.  Unless otherwise provided in this Agreement, all notices required or permitted under this Agreement shall be in writing and shall be effective for all purposes upon actual receipt when personally delivered or sent by overnight or express courier service, addressed to the other Party as follows:

If to SNT:                                Shrink Nanotechnologies, Inc.
2038 Corte del Nogal, Suite 110Carlsobad, CA 92011

United States of America
ATTN: Mark L. Baum, Esq.

With a copy to:
Ronniel Levy, Esq.
Levy International Law, LLC
The IBM Building
590 Madison Avenue
21st Floor
New York, New York 10022

If to SONY:                                SONY DADC Austria AG
Sonystrasse 20
A-5081 Anif
Austria
ATTN: Dr. Ali Tinazli

With a copy to:                                ATTN: Dr. Harald Kraushaar

Either Party may change its address by written notice to the other Party in the manner set forth above.

10.2           Force Majeure Event.  A Party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, act of government, shortage of equipment, materials, supplies or services beyond the reasonable control of such Party, strike, labor dispute or walkout, armed conflict, fire, explosion, storm, terrorist act or any other cause beyond the reasonable control of each Party (a “Force Majeure Event”); provided that the Party whose performance is delayed or prevented promptly notifies the other Party of the nature and duration of the Force Majeure Event.

10.3           Independent Contractors.  In the course of performing under this Agreement, each of the Parties will operate as, and have the status of, an independent contractor and will not act as or be an agent, partner, co-venturer, employee or fiduciary of the other Party. Neither Party will have the right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other Party, whether express or implied, or to bind the other Party in any respect whatsoever.  SNT’s personnel will be deemed employees or contractors of SNT and will not for any purpose be considered employees or agents of SONY. SNT assumes full responsibility for the actions of such personnel while performing services pursuant to this Agreement, and will be solely responsible for their supervision, daily direction, control and for the payment of salary (including, withholding of income taxes, social security contributions and the like), workers’ compensation, disability benefits and the like. SONY’s personnel will be deemed employees or contractors of SONY and will not for any purpose be considered employees or agents of SNT. SONY assumes full responsibility for the actions of such personnel while performing services pursuant to this Agreement, and will be solely responsible for their supervision, daily direction, control and for the payment of salary (including, withholding of income taxes, social security contributions and the like), workers’ compensation, disability benefits and the like.

10.4           Severability. If any provision of this Agreement or portion thereof is determined by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, then such provision will, to the extent permitted by the court not be voided but will instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement will remain in full force and effect according to its terms.

10.5          Choice of Law.   This Agreement shall be governed and construed in all respects by the laws of the State of New York USA as an agreement made and executed in the State of New York, and all communications under it shall be in the English language.  Any dispute arising out of or in connection with this Agreement (including any question regarding its existence, validity or termination) shall be referred to and finally resolved in accordance with New York law, without reference to its or any other jurisdiction’s conflict of laws principles, in a state or federal court of competent jurisdiction located in New York City, New York.  Each Party hereby expressly consents to the personal jurisdiction of the state or federal courts located in New York City, New York for any lawsuit arising from or related to this Agreement.  Each Party agrees that such courts provide an appropriate and convenient forum for any such action, and waives any objections or challenges to venue with respect to such courts.  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR SUIT ARISING UNDER THIS AGREEMENT OR OTHERWISE ARISING FROM THE RELATIONSHIP BETWEEN THE PARTIES HERETO.

10.6           Entire Agreement; Modification; Waiver.  This Agreement and the Exhibits hereto and the NDA as amended herein constitutes the entire agreement of the Parties concerning its subject matter and supersedes any and all prior or contemporaneous, written or oral negotiations, correspondence, understandings and agreements between the Parties respecting the subject matter of this Agreement.  No agreement by a Party to delete or substitute proposed terms or provisions (including any attachments or exhibits) during the negotiation of this Agreement will in any way be used or held against that Party, including in connection with that Party’s claim to its Intellectual Property Rights. In the event that any inconsistency exists between the provisions of this Agreement and any Exhibit(s) attached hereto, the provisions of this Agreement shall supersede the provisions of any such Exhibit(s).  No supplement, modification or amendment to this Agreement will be binding unless evidenced by a writing signed by the Party against whom it is sought to be enforced.  No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the Party making the waiver.

10.7           Assignment.  Neither Party will be entitled to assign all or any portion of its rights or delegate its obligations under this Agreement without the prior written consent of the other Party provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business or assets related to this Agreement, or in the event of its merger, consolidation, change in control or other similar transaction.  Any attempted or purported assignment or delegation without such required consent will be void and deemed a material breach of this Agreement.  Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted successors and assigns.  . Notwithstanding the foregoing, SNT may delegate or assign its rights or obligations hereunder to any Affiliate or as part of either (a) the sale of all or substantially all of the assets or business to which this Agreement relates or (b) a merger, consolidation, reorganization or other combination with or into another person or entity.

10.8           Execution; Counterparts.  This Agreement:

(a)           may be executed in any number of counterparts each of which bears the signatures of one or more of the parties and all such counterparts shall be deemed to be an original and shall together constitute one and the same instrument;

(b)           may be exchanged by signature on behalf of the parties and exchange by electronic mail containing a pdf version of such signature and sufficient identification that it is a signature to this Agreement in this form;

(c)           shall be effective on the date upon which each of the parties is in possession of an original or counterpart of this Agreement bearing the signatures of each other Party to this Agreement.

11.           EXHIBITS.  The following Exhibits are part of this Agreement:

Exhibit A:
Supply Agreement Term Sheet

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

For SNT:	For SONY:
Signature: Name: Title: Date:	Signature: Name: Dr. Harald Kraushaar Title: VP Microstructured Polymer Devices Date:
For SONY:
Signature: Name: Dr. Ali Tinazli Title: Senior Manager Business Development Date: